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                                                                    EXHIBIT 5.1

                       [LETTERHEAD OF MCCANN FITZGERALD]
                                                                       May 1996

Elan Corporation plc
Monksland
Athlone
Co. Westmeath
Ireland

Dear Sirs

  We are acting as Irish Counsel for Elan Corporation, plc ("Elan"), a public limited company incorporated under the laws of Ireland in connection with the proposed offer (the "Offering") by Elan of up to 9,683,258 American Depositary Shares of Elan (the "ADSs" and each an "ADS") each ADS representing one ordinary share, par value 4 Irish pence of Elan (the "Ordinary Shares") in exchange for all of the outstanding shares and rights to purchase shares of common stock, par value $.01 per share, of Athena Neurosciences, Inc. ("Athena Shares") pursuant to the Registration Statement and the related prospectus-proxy statement (the "Registration Statement") to be filed by Elan under the Securities Act of 1933, as amended (the "Act").

  In connection with this opinion, we have examined and have assumed the truth and accuracy of the contents of the original or copies of minutes of meetings of the shareholders and Board of Directors of Elan, the register of members of Elan, a copy of the Memorandum of Association and of the Articles of Association of Elan, as amended and such documents and certificates of officers of and advisers to Elan and of public officials as to factual matters as we have deemed necessary or appropriate for the purposes of this opinion but have made no independent investigation regarding such factual matters. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have assumed that none of the resolutions and authorities of the shareholders or Directors of Elan upon which we have relied have been varied, amended or revoked or will have been varied, amended or revoked in any respect or have expired or will have expired at the time of issue of the relevant Ordinary Shares and that all of the Ordinary Shares will be issued in accordance with such resolutions and authorities.

  We are admitted to practice law only in Ireland and accordingly, we express no opinion on the laws of any jurisdiction other than the laws (and the interpretation thereof) of Ireland in force as at the date hereof. We assume that the transactions contemplated by the Registration Statement are lawful under the mutual states federal law, New York State law and all other applicable laws (if any).

  Based upon the foregoing, we are of the opinion that the Ordinary Shares underlying the portion of the ADSs to be offered pursuant to the Registration Statement, have been duly authorised and upon issue by Elan in accordance with the terms of the Merger Agreement (as defined in the Registration Statement) will be validly issued, fully paid and not subject to calls for additional payment of any kind and no personal liability attaches to the holders thereof purely by reason of the ownership thereof.

  We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Registration Statement and the prospectus-proxy statement. Our consent to such references does not constitute a consent under Section 7 of the Act, as in consenting to such references, we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is
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required under Section 7 or under the rules and regulations of the United
States Securities and Exchange Commission thereunder.

  This opinion is being delivered to you and may not be relied upon or distributed by any other person other than Cahill Gordon & Reindel, without our consent. This opinion is to be construed in accordance with and governed by the laws of Ireland.

                                          Yours faithfully

                                          McCann FitzGerald